clearday

Innovative Services & Products
that Deliver the Future of Care



Updated: December 2021 | Confidential

Welcome to a new generation of care.



Clearday is an innovative care company with a vision for making high quality care options more accessible, and affordable.



clearday

We are creating the future of care — for America's leading Hospitals, Home Health Agencies, and their employees.

Headquartered in San Antonio, Tx.

Public company, traded under CLRD.

Leader in Eldercare Treatments and pioneer in Virtual Cognitive Care — with over 5,000 families served.

Elite team of industry veterans with over 40 years of senior-care management from 24-7 Living Centers to innovative Daily Caring centers.

Champion of the Professional Caregiver and helping America's Age In Place.

SaaS subscription business model

Founder of the Clearday Labs, a platform for developing innovations for Cognitive Decline.



CHAPTER ONE

The Care Crisis

90% of seniors want to Age In Place—**today's care infrastructure is failing them**



Massive increase in demand
Massive gap in caregivers
Massive strain on families and employers

Perception: People think aging in place is a practical reality.

74.6 million Americans are over the age of 60 with 10,000 more added every day[1]

1 in 9 people age 65 and older has Alzheimer's disease[2]

70% of Americans age 65+ have severe needs for long term care services and support[3]

Care/health aide turnover was at nearly 70%—before the covid pandemic[4]

Care/health aide job listings outpaced applicants 43 to 1 in Q3 2021[5]

74% of home care/health agencies were required to turn away new referral business due to staffing shortages[6]

In 2020, 47.9 million Americans provided informal, unpaid care for an adult loved one[7]

In 2019, 16 million family members and friends provided 18.6 billion hours of unpaid care to people with Alzheimer's and other dementias, at an economic value of $244 billion[8]

Juggling working and caregiving can cost up to a 50% loss in revenue and productivity per employee[9]

Rapid aging of America creates **enormous demand** for non-acute care services

74.6M Americans are over the age of 60 with 10,000 more added every day

80M+ people globally will have dementia, Alzheimer's, or experience significant level of cognitive decline by 2030

70% of Americans age 65+ have severe needs for long term care services and support




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Older Americans **overwhelmingly** want to avoid residential care

90% of seniors want to age at home for the next 10 years

28,650 residential care communities operate in the United States — **no one wants to live in them**

$100k annual specialty residential care cost for conditions like Alzheimer's and other dementias

There is an increasingly **urgent shortage** of qualified caregivers

22% of nurses indicated, in May 2021, that they may leave their current position within the next year

151k The national caregiver shortage by 2030, expanding to 345,000 by 2040

70% The care/health aide turnover rate before the COVID pandemic



THREE COLLIDING TRENDS

Families are **overwhelmed** by care burdens

In 2020, **47.9 million Americans** provided informal, unpaid care for an adult loved one

---

In 2019, **16 million family members and friends provided 18.6 billion hours of unpaid care** to people with Alzheimer's and other dementias, at an economic value of $244 billion



Families are **overwhelmed** by care burdens

Nearly **75% of Alzheimer's and dementia caregivers are somewhat or very concerned about maintaining their own health** since becoming a caregiver.

Nearly **60% of Alzheimer's and dementia caregivers** rate the emotional stress of caregiving as high or very high.



Care providers are **struggling to find employees and meet demand** for specialized care

Care/health aide **job listings outpaced applicants 43 to 1** in Q3 2021.

74% of home care/health agencies were required to turn away new referral business due to staffing shortages



Employers suffer **economic destruction** as employees underperform or leave the workforce

10% of unpaid caregivers have had to give up work or retire early to accommodate their caregiving responsibilities

---

Juggling working and caregiving can cost up to a **50% loss in revenue and productivity per employee**

There is a roughly **2x cost impact** to replace employees seeking more flexibility



Fundamentally new and innovative service models are required to fill this urgent care gap, and to relieve pressure on families, professional care providers, and employers.





CHAPTER TWO

The Disruptive Solution

Colliding trends have created an enormous gap in care

Massive Increase in Demand: More Americans are turning 65 every day, and they're living longer than ever before.

Qualified caregivers can't meet today's demand: And demand is rapidly accelerating.

Older Americans overwhelmingly want to avoid residential care: They want to Age in Place, at home, on their terms.



10,000 Americans turn 65 every day
Enormous demand for elder services
10,000 new people over 65 every day
Care Crisis
Elder Americans want to Age in Place
Families and providers are overwhelmed by the care burden
Urgent shortage of qualified caregivers

Clearday fills the enormous gap in the longevity care ecosystem

Clearday Labs: Incubate and Accelerate new Products, Partners, and Channels

Virtual Care Platform: Clearday at Home, Clearday Network, Clearday Corporate

Best in Class Brick and Mortar Facilities: Clearday Living Centers, Clearday Clubs, Branded Partner Facilities



Optimized for cognitive care
On-demand content 24/7
Relieves pressure on families, providers, and employers
Clearday
Care Solutions
Subscription based recurring revenue
Supports Aging in Place
Diversified revenue streams

A stable core business and a world class team **puts Clearday on a path to meet the demand.**

Stabilization
We Invested in People

- COVID Hit
- We invested in staff to save lives and operate with world class safety protocols
- Leveraged decades of experience in non-acute care to incubate new products and services in our Clearday Living Centers
- Partnered with Thinktiv to accelerate the development of these products and services

Optimization
We Invested in Technology

- We're getting paid back for our investment in staff: PPP; $4M+ in tax credits
- Merged With Superconductor Technologies to bring Cryotech to market – clean air in, bad air out
- Partnered with Sterling Select to bring Cryocooler tech to market
- Clearday Labs brought to market "Clearday at Home" our Virtual Platform that enables Aging In Place
- Clearday Network created to accelerate into the B2B space

Growth
We're Investing in Scale

- Our Clearday Living Centers become profitable labs for new products and services
- Service offerings increase to our existing customers increasing revenue
- Flagship Club opens
- Clearday Virtual Centers Launch
- Labs continues to incubate and launch new technologies and services into our networks

2019 | 2020 | 2021 | we're here | 2022 | 2023



CHAPTER THREE

Transforming the Ecosystem

Clearday has been methodically building care solutions to meet the increasing demands of older Americans

The industry is currently focused on buildings and 1:1 Care.

Aging in Place requires a New Model.

Old Model
New Crisis

- Buildings
- Legacy Care Model

Undesirable residences

Unsustainable as the demand for care and lack of caregivers collide

New Model
Enables Aging In Place

- Age In Place
- Technology Enabled Care Model

Increases quality of life/care

Increase scale of caregiver's access to patients

Increase customer LTV


Increase Quality of Care
Human
Virtual
Services
Increased ACV
Increase Leverage
1 : Many

Clearday Solutions



Clearday Labs

Robotics, Oxygenator, Next Gen Tech.
Clearday and its affiliates are developing innovative technologies to allow for safely aging in place.







Clearday Virtual

Clearday At Home
A virtual care offering built both in response to COVID and the growing desire to age in place, CDH is both a B2C and B2B offering with extensive partnership opportunities.







Clearday Clubs

Daytime Care
A modern recreation of an old idea that was ahead of its time, this offering serves a huge demand from Americans who want to age in place and provides temporary relief from the burden of care for families and unpaid caregivers.


Break Room

Inflection Point



Clearday Living Centers

Memory Care America
Clearday has a strong foundation in memory care that allows us to change the conversation and develop a new model of care that addresses ever-growing demands.





Clearday Living

- This is our **foundational business**—we're a care company first and foremost.
- We are **100% focused on Alzheimer's, dementia, and undiagnosed cognitive challenges,** and bring deep expertise and empathy to our delivery of care.
- **Holistic programs and services** support independence, dignity, and a high quality of life.
- Our **safety protocols and procedures** help ensure the welfare of our residents and caregivers.







When a loved one with Alzheimer's or dementia can no longer live safely at home, Clearday's living centers offer exceptional residential care that will help them make the most of every day.

Clearday Virtual

- **Virtual assessments provide families with personalized care plans** so they can provide the best level of care as conditions change.
- Families have **24/7 access to video content and programming** as well as self-care and training for family caregivers.
- As users engage, **the smart content is personalized and refined for their needs** until the next assessment.


Welcome Back Bob
Christin H.
This Weeks Wellness Guide
Mind
Body
Soul
Afternoon Fun with Deserie







Virtual, cognitive care services, resources, and training that improve quality of life and ease the burden of caregiving — at your fingertips.

Clearday Home Care

- Dedicated emissaries offer in-person and virtual care to best support **aging in place.**
- Emissaries **combine the skills and training of a traditional Home Care Aide and a Care Manager** by leveraging the Clearday Virtual platform
- **Coaching, support groups, and wellness guides are available** to help navigate care, and the challenges around cognitive decline—for everyone involved.


Today's Recommended Activities
Word Puzzle
Light Weight Lifting
Devotionals with Deserie
Favorites
Changes in the Brain
Tips for a Doctor Visit
Maintaining Strength







Clearday Home Care provides a hybrid approach to care, combining traditional in-person care with Telehealth and on-demand content to deliver a personalized care plan that's low-cost and highly effective.

Clearday Clubs

- A superior **membership-based daytime care option** for those with lifestyle-limiting chronic health conditions.
- **Modern spaces** designed to be peaceful and relaxing, so each member can find their own best routine.
- Clubs offer **a community filled with friends & scheduled programming** overseen by caring, passionate staff
- Staffed with **highly-trained, multi-lingual professionals who are experienced delivering loving care** to those with cognitive deficit conditions.


Break
Room


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We understand that in order for family caregivers to feel good about finding time for themselves, they need to be sure that their loved one is safe, happy, and getting the loving attention they deserve. That's what we're here for.

Clearday Labs

- Allows us to **incubate and accelerate new products, partners, and channels**
- **Joint venture with Invento Robotics** to develop user-friendly robots that enhance engagement and capture crucial data.
- **Cryotechnology** research around atmospheric changing capabilities and its impact on cognitive care treatments









Clearday Labs is revolutionizing the future of care by developing innovative technologies to enhance longevity care.



Clearday is a healthcare company that makes aging in place a reality – *for everyone involved.*

Disclosures

The information provided in this presentation is provided for information purposes only to assist in the discussion of a possible transaction. **No securities are offered by this presentation.** Any such offer will be made, if made, with definitive agreements including an offering memorandum or prospectus (the "Memorandum") which will have additional information about the Company and its business.

There are statements in this presentation that are not historical facts. These "forward-looking statements" can be identified by use of terminology such as "anticipate," "believe," "estimate," "expect," "hope," "intend," "may," "plan," "positioned," "project," "propose," "should," "strategy," "will," "would," or any similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. The Memorandum will summarize certain material risks. We cannot provide any assurance that the results and events contemplated by our forward-looking statements contained in this presentation will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Unless otherwise indicated, information contained in this presentation concerning our Company, our business, the services we provide and intend to provide, our industry and our general expectations concerning our industry are based on management estimates. Such estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and reflect assumptions made by us based on such data and our knowledge of the industry, which we believe to be reasonable.

However, we cannot provide any assurance that these assumptions or estimates will be accurate or events that we expect will in fact transpire.

We do not make any representations or warranties regarding the information provided in this presentation. Any such representations and warranties will be made only in the definitive agreements regarding any issuance and sale of securities by us. The information provided in this presentation is only as of the date of this presentation and we do not have any obligation to update or supplement this information.

Any projections that are in or referenced in this presentation are based on information that we believe in good faith to be relevant and accurate. Projected information is inherently risky and there is no assurance that all relevant assumptions have been sufficiently considered.

This presentation is confidential, for your use only, and you are not authorized to forward this presentation to any other person. This presentation does not create any obligation of the Company or you to continue any discussions or negotiations regarding any possible offer of securities.

Various third-party brands and logos depicted in this presentation are registered and common law trademarks of their respective owners and are used solely for illustrative and comparative purposes. The Company and its products have not been approved, sponsored, or endorsed by these entities, with which the Company has no affiliation, relationship, or arrangement. Quotes used in this presentation by unaffiliated persons do not indicate any endorsement or recommendation by any such person.

Sources

1 — US Census, 2020
2 — Alzheimers Facts & Figures
3 — Lifetime Risk of Needing and Receiving Long-Term Services and Support
4 — Caregiver Turnover Rates
5 — The Healthcare Worker Squeeze
6 — 2021 HHCN "Impact of Staffing Challenges"
7 — AARP: Caregiving in the US (2020)
8 — Economic Burden of Alzheimer's
9 — Managing the Future of Work

clearday